BVIBC NO: 1932701

British Virgin Islands
BVI Business Companies Act 2004

Memorandum of Association
and
Articles of Association
Of

AURA MINERALS INC.

Continued on the 30th day of December 2016

Amended and Restated 22 April 2020

Amended and Restated 17 June 2020

Harneys Corporate Services Limited
Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands
+1 284 494 2233
+1 284 494 3547
harneysfiduciary.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

AURA MINERALS INC.

1. NAME

1.1 The name of the Company is AURA MINERALS INC.

1.2 The name of the Company as at the date of its application to continue into the British Virgin Islands was AURA MINERALS INC.

1.3 The Company was originally incorporated under the Business Corporations Act of Ontario by Letters Patent dated July 12, 1946 under the name "Baldwin Consolidated Mines Limited". By Articles of Amendment dated July 11, 1989, the Company changed its name to "Canadian Baldwin Holdings Limited". By Articles of Amendment dated July 27, 2005, the Company changed its name to "Canadian Baldwin Resources Limited". By Articles of Amendment dated March 22, 2006, the Company changed its name to "Aura Gold Inc." and by Articles of Continuance dated April 20, 2006, the Company was continued from the Business Corporations Act (Ontario) to the Canada Business Corporations Act. By Articles of Amendment dated July 20, 2007, the Company changed its name to "Aura Minerals Inc.".

2. STATUS

2.1 The Company is a company limited by shares.

3. REGISTERED OFFICE AND REGISTERED AGENT

3.1 The first registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.2 The first registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

3.3 The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.4 If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4. CAPACITY AND POWERS

4.1 Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

HWR: Aura Minerals Inc. - Amended and Restated form of MAA (filed 17 June 2017) (2)

(a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b) for the purposes of paragraph (a), full rights, powers and privileges.

4.2 For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5. NUMBER AND CLASSES OF SHARES

5.1 The Company is authorised to issue an unlimited number of Shares of a single class with no par value.

5.2 The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the directors from time to time.

6. RIGHTS OF SHARES

6.1 Each Share in the Company confers upon the Shareholder:

(a) the right to one vote on any Resolution of Shareholders;

(b) the right to an equal share in any dividend paid by the Company; and

(c) the right to an equal share in the distribution of the surplus assets of the Company.

6.2 Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50% of the votes in the election of directors of that other body corporate, all rights and obligations attaching to the Shares held by that other body corporate are suspended and shall not be exercised by that other body corporate.

7. REGISTERED SHARES

7.1 The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

8. AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

8.1 The Company may amend this Memorandum by a Special Resolution of Shareholders.

8.2 The Company may amend the Articles by Resolution of Directors, with such amendment to be approved by a Resolution of Shareholders at the next meeting of Shareholders, save that no amendment may be made by Resolution of Directors:

(a) to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b) to change the percentage of Shareholders required to pass a Special Resolution of Shareholders or a Resolution of Shareholders to amend this Memorandum or the Articles;

(c) to increase or decrease the number of directors or the minimum or maximum number of directors;

(d) to add, change or remove restriction on the issue, transfer or ownership of shares;

(e) in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(f) to this Clause 8.

8.3 The Company may amend the Articles by Special Resolution of Shareholders to:

(a) to increase or decrease the number of directors or the minimum or maximum number of directors; or

(b) to add, change or remove restriction on the issue, transfer or ownership of shares.

8.4 If the Company has a class of securities listed on the TSX, any amendment to this Memorandum or the Articles is subject to approval of the TSX.

8.5 Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

8.6 The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, by a Special Resolution of Shareholders.

8.7 The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

9. LISTINGS ON STOCK EXCHANGES

9.1 If the Company has a class of securities listed on the TSX, the following provisions apply:

(a) notwithstanding anything contained in this Memorandum and the Articles, if the TSX Listing Rules prohibit any act being done, the act must not be done;

(b) nothing contained in this Memorandum and the Articles prevents any act being done that the TSX Listing Rules require to be done;

(c) where the TSX Listing Rules require an act to be done or not to be done, authority is given for that to be done or not to be done (as the case may be);

(d) where the TSX Listing Rules require this Memorandum and the Articles to contain a provision and it does not contain such provision, the Company shall promptly amend this Memorandum and the Articles (as applicable) to comply with such TSX Listing Rules requirement;

(e) where the TSX Listing Rules require this Memorandum and the Articles not to contain a provision and it does contain such provision, the Company shall promptly amend this Memorandum and the Articles (as applicable) to comply with such TSX Listing Rules requirement; and

(f) where any provision of this Memorandum and the Articles is or becomes inconsistent with the TSX Listing Rules, the Company shall promptly amend this Memorandum and the Articles (as applicable) to rectify such inconsistency with the TSX Listing Rules.

Provided that no act required to be done by the TSX Listing Rules is contrary to or otherwise prohibited by the Act.

9.2 For so long as the Company is a registered foreign issuer on the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários - CVM) and the B3 S.A. - Brasil, Bolsa, Balcão (the B3), the Company shall adopt a Beneficial Ownership Disclosure Policy in applying reasonable efforts to ensure that each Market Participant and Shareholder is made aware of the disclosure obligations imposed on them under applicable securities laws and stock exchange rules, including under Brazilian securities laws and the requirements of the CVM applicable to registered foreign issuers on the CVM and the B3.

10. DEFINITIONS AND INTERPRETATION

10.1 In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

"Act" means the BVI Business Companies Act, 2004, as amended from time to time, and includes the BVI Business Companies Regulations, 2012 and any other regulations made under the Act;

"Annual Meeting" has the meaning given that term in Regulation 8.1;

"Articles" means the attached Articles of Association of the Company;

"B3" has the meaning given that term in Clause 9.2 of this Memorandum;

"Canada Business Corporations Act" means the Canada Business Corporations Act, RSC 1985, c C-44;

"CVM" has the meaning given that term in Clause 9.2 of this Memorandum;

"Going-Private Transaction" has the meaning ascribed thereto in the Canada Business Corporations Act;

"Market Participant" means a person who is a direct or indirect beneficial owner of Shares or is able to exercise voting control or direction over the issued Shares;

"Memorandum" means this Memorandum of Association of the Company;

"person" includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

"Proscribed Powers" means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement;

(g) make a declaration of solvency or to approve a liquidation plan; (h) make a determination that immediately after a proposed distribution the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; (i) submit to the shareholders any question or matter requiring the approval of the shareholders; (j) fill a vacancy among the directors or in the office of auditor, or appoint additional directors; (k) issue securities except as authorized by the directors; (l) issue shares of a series except as authorized by the directors; (m) declare dividends; (e) purchase, redeem or otherwise acquire shares issued by the body corporate; (f) pay a commission to any person in consideration of the person's purchasing or agreeing to purchase shares of the body corporate from the body corporate or from any other person, or procuring or agreeing to procure purchasers for any such shares except as authorized by the directors; (g) approve a management proxy circular; (h) approve a take-over bid circular or directors' circular; (i) approve any financial statements to be put before Shareholders at an Annual Meeting; or (j) adopt, amend or repeal regulations under the Articles;

"Resolution of Directors" means either:

(a) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b) a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

"Resolution of Shareholders" means either:

(a) a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes cast by the Shareholders who (being entitled to vote) voted in respect of that resolution; or

(b) a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution;

"Seal" means any seal which has been duly adopted as the common seal of the Company;

"Share" means a share issued or to be issued by the Company;

"Shareholder" means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

"Special Meeting" has the meaning given that term in Regulation 8.1;

"Special Resolution of Shareholders" means either:

(a) a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of at least two-thirds of the votes cast by the Shareholders who (being entitled to vote) voted in respect of that resolution; or

(b) a resolution consented to in writing by all of the Shareholders entitled to vote on such resolution;

"Squeeze-Out Transaction" has the meaning ascribed thereto in the Canada Business Corporations Act;

"TSX" means the Toronto Stock Exchange (being a "recognised stock exchange" under the laws of the British Virgin Islands);

"TSX Listing Rules" means the rules of the TSX as contained in the TSX Company Manual, or any other rules of the TSX, which apply to the Company while the Company has a class of securities listed on the TSX, each as amended or replaced from time to time; and

"written" or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "in writing" shall be construed accordingly.

10.2 In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a) a "Regulation" or "Sub-Regulation" is a reference to a regulation or sub-regulation of the Articles;

(b) a "Clause" is a reference to a clause of this Memorandum;

(c) voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d) the Act, this Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act any re-enactment thereof; and

(e) the singular includes the plural and vice versa.

10.3 Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

10.4 Any reference to a "month" shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

10.5 Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

10.6 Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

We, HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of continuing the Company as a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on behalf of the Company's shareholders and directors on this 30th day of December 2016.

Incorporator

(Sgd) Andrew Saunders

…………………………….………
Andrew Saunders
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

AURA MINERALS INC.

1. DEFINITIONS AND INTERPRETATION

1.1 Capitalized terms used in these Articles of Association but not otherwise defined shall have the meaning ascribed thereto in the Memorandum of Association of the Company.

2. DISAPPLICATION OF THE ACT

2.1 The following sections of the Act shall not apply to the Company:

(a) section 46 (Pre-emptive rights);

(b) section 60 (Process for acquisition of own shares);

(c) section 61 (Offer to one or more shareholders);

(d) section 62 (Shares redeemed otherwise than at the option of company) and;

(e) section 175 (Disposition of assets).

3. SHARES

3.1 Every Shareholder is entitled to a certificate signed by a director or officer of the Company, the Company's Canadian transfer agent, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares registered in the holder's name and the signature of the director, officer, the Company's Canadian transfer agent or authorised person and the Seal may be facsimiles. For so long as the Shares are listed on the TSX, no share certificate shall be valid unless it is signed or countersigned by the Company's Canadian transfer agent.

3.2 Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

3.3 If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

3.4 Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

HWR: Aura Minerals Inc. - Amended and Restated form of MAA (filed 17 June 2017) (2)

3.5 A Share may be issued for consideration in any form or a combination of forms, including money, real property, personal property (including goodwill and know-how) or a contract for past services rendered.

3.6 A Share may not be issued for consideration in the form of a promissory note, or other written obligation to contribute money or property, or a contract for future services.

3.7 Before issuing Shares for consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a) the amount to be credited for the issue of the Shares; and

(b) that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

3.8 The Company shall keep a register of members containing:

(a) the names and addresses of the persons who hold Shares;

(b) the number of Shares held by each Shareholder; and

(c) for so long as Shares are listed on the TSX, such other information as the Company shall direct to its Canadian transfer agent to include for purpose of complying with any applicable requirements of the TSX Listing Rules.

3.9 The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

3.10 A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

4. REDEMPTION OF SHARES AND TREASURY SHARES

4.1 The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

4.2 The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be in writing and signed by the person holding the Shares.

4.3 The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

4.4 Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

4.5 All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

4.6 Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

5. MORTGAGES AND CHARGES OF SHARES

5.1 Shareholders may mortgage or charge their Shares.

5.2 There shall be entered in the register of members at the written request of the Shareholder:

(a) a statement that the Shares held by him are mortgaged or charged;

(b) the name of the mortgagee or chargee; and

(c) the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

5.3 Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

5.4 Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a) no transfer of any Share the subject of those particulars shall be effected;

(b) the Company may not purchase, redeem or otherwise acquire any such Share; and

(c) no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

5.5 The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

6. SHARES ARE NON-ASSESSABLE

6.1 Shares issued by the Company are non-assessable and the holders are not liable to the Company or its creditors in respect thereof.

7. TRANSFER OF SHARES

7.1 For so long as the Shares are listed on the TSX, a Share may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to securities listed on the TSX.

7.2 To the extent the Shares are not listed on the TSX, any transfer of Shares shall be effected in accordance with Section 54 of the Act.

8. MEETINGS AND CONSENTS OF SHAREHOLDERS

8.1 Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable, but the directors shall call a meeting of Shareholders to inter alia elect or re-elect directors and ratify the appointment of the auditors of the Company, to be designated as an "Annual Meeting". A meeting of Shareholders designated as an Annual Meeting shall be convened no later than fifteen months after the holding the last preceding Annual Meeting but no later than six months after the end of the Company's preceding financial year. The directors may also convene a meeting of Shareholders which may be designated as a "Special Meeting" to consider matters other than the election or re- election of directors and ratify the appointment of auditors.

8.2 Upon the written request of Shareholders entitled to exercise 5% or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders. If the directors do not within 21 days after receiving such request call a meeting, any Shareholder who signed the request may call the meeting.

8.3 If the Company has a class of securities listed on the TSX, it shall hold and conduct Annual Meetings in accordance with the TSX Listing Rules.

8.4 The director convening a meeting shall give notice of the time and place of a meeting of Shareholders not less than 21 days and not more than 60 days before the date of the meeting to:

(a) those Shareholders whose names appear as Shareholders in the register of members of the Company on the record date specified in the notice and are entitled to vote at the meeting;

(b) the other directors; and

(c) the auditor of the Company.

8.5 The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date more than 60 days nor less than 21 days prior to the date on which the meeting is to be held.

8.6 If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date must be given at least 7 days before the record date by:

(a) advertisement in a newspaper published or distributed in the place where the Company has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b) written notice to each stock exchange in Canada on which the shares of the Company are listed for trading.

8.7 A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least all of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

8.8 The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

8.9 A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

8.10 The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.11 The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[COMPANY NAME]

I/We being a Shareholder of the above Company HEREBY APPOINT …………………………… of …………………………… or failing him ………..……………… of ………………………..…… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, 20……

……………………………
Shareholder

8.12 The following applies where Shares are jointly owned:

(a) if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c) if two or more of the joint owners are present in person or by proxy they must vote as one.

8.13 A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

8.14 A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than two Shareholders entitled to vote on Resolutions of Shareholders to be considered at the meeting. If the foregoing requirement is met, a quorum may comprise a single person who is proxyholder and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

8.15 If within 30 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within 15 minutes from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.16 At every meeting of Shareholders, the chairman of the board of directors, or such other director or officer of the Company as appointed by the chairman of the board of directors, shall preside as chairman of the meeting. If there is no chairman of the board of directors or if that chairman or such other director or officer appointed by the chairman of the board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

8.17 The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.18 At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.19 Subject to the specific provisions contained in this Regulation 8 for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company. The validity of any appointment of a representative referred to in this Sub-Regulation 8.19 shall be subject to the absolute discretion of the chairman of the meeting to which such appointment relates.

8.20 Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

8.21 The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

8.22 Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.23 An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

9. SHAREHOLDER PROPOSALS

9.1 Subject to Sub-Regulations 9.2 and 9.3, a Shareholder entitled to vote at an Annual Meeting may:

(a) submit to the Company notice of any matter that such Shareholder proposes to raise at the Annual Meeting (a "Proposal"); and

(b) discuss at the Annual Meeting any matter in respect of which such Shareholder would have been entitled to submit a Proposal.

9.2 To be eligible to submit a Proposal, a person:

(a) must be, for at least the 6 month period immediately before the day on which the Shareholder submits the Proposal, a Shareholder holding such number of Shares: (i) that is equal to at least 1% of the total number of the outstanding Shares of the Company, or(ii) whose fair market value, as determined at the close of business on the day before the Shareholder submits the Proposal, is at least CDN$2,000; or

(b) must have the support of persons who, in the aggregate, and including or not including the person that submits the Proposal, have been, for at least the 6 month period immediately before the day on which the Shareholder submits the Proposal, Shareholders holding such number of Shares: (i) that is equal to at least 1% of the total number of the outstanding Shares of the Company, or(ii) whose fair market value, as determined at the close of business on the day before the Shareholder submits the Proposal, is at least CDN$2,000.

9.3 A Proposal must be accompanied by:

(a) the name and address of the Shareholder and of the Shareholder's supporters, if applicable; and

(b) the number of Shares held or owned by the Shareholder and the Shareholder's supporters, if applicable, and the date such Shares were acquired.

9.4 The information provided under Sub-Regulation 9.3 does not form part of the Proposal or of the supporting statement referred to in Sub-Regulation 9.7 and is not included for the purposes of the prescribed maximum word limit set out in such Sub-Regulation.

9.5 If requested by Company within 14 days after the Company receives the Shareholder's Proposal, a Shareholder who submits a Proposal must provide proof, within 21 days after the day on which such Shareholder receives the Company's request or, if the request was mailed to the Shareholder, within

21 days after the postmark date stamped on the envelope containing the request, that the Shareholder meets the requirements of Sub-Regulation 9.2.

9.6 Provided the Company solicits proxies in connection with the Annual Meeting, the Company shall set out the Proposal in the management proxy circular delivered to Shareholders in connection with the Annual Meeting or attach the Proposal thereto.

9.7 If so requested by the Shareholder who submits a Proposal, the Company shall include in the management proxy circular or attach to it a statement in support of the Proposal by such Shareholder and the name and address of the Shareholder. The statement and the Proposal must together not exceed 500 words.

9.8 The Company is not required to comply with Sub-Regulations 9.6 and 9.7 if:

(a) the Proposal is not submitted to the Company at least 90 days before the anniversary date of the notice of meeting that was sent to Shareholders in connection with the previous Annual Meeting;

(b) it clearly appears that the primary purpose of the Proposal is to enforce a personal claim or redress a personal grievance against the Company or its directors, officers or securityholders;

(c) it clearly appears that the Proposal does not relate in a significant way to the business or affairs of the Company;

(d) not more than 2 years before the receipt of a Proposal, a Shareholder failed to present, in person or by proxy, at a meeting of Shareholders, a Proposal that at such Shareholder's request, had been included in a management proxy circular relating to such meeting;

(e) substantially the same Proposal was submitted to Shareholders at a meeting of Shareholders held not more than 5 years before the receipt of the Proposal and did not receive: (i) 3% of the total number of Shares voted, if the Proposal was introduced at an Annual Meeting; (ii) 6% of the total number of Shares voted at its last submission to Shareholders, if the Proposal was introduced at 2 Annual Meetings; and (iii) 10% of the total number of Shares voted at its last submission to Shareholders, if the Proposal was introduced at 3 or more Annual Meetings of shareholders, at the meeting(s); or

(f) the rights conferred by this Sub-Regulation 9.8 are being abused to secure publicity.

9.9 If a Shareholder who submits a Proposal fails to continue to hold or own the number of shares referred to in Sub-Regulation 9.2 up to and including the day of the Annual Meeting, the Company is not required to set out in the management proxy circular, or attach to it, any Proposal submitted by such Shareholder for any meeting held within 5 years following the date of the Annual Meeting.

9.10 Neither the Company nor any person acting on its behalf incurs any liability by reason only of circulating a Proposal or statement in compliance with this Regulation 9.

9.11 If the Company refuses to include a Proposal in a management proxy circular, the Company shall, within 21 days after the day on which it receives the Proposal or the day on which it receives the proof of ownership under Sub-Regulation 9.5, as the case may be, notify in writing the Shareholder submitting the Proposal of its intention to omit the Proposal from the management proxy circular and of the reasons for the refusal.

9.12 On the application of a Shareholder submitting a Proposal who claims to be aggrieved by the Company's refusal under Sub-Regulation 9.11, a court of competent jurisdiction may restrain the holding of the Annual Meeting to which the Proposal is sought to be presented and make any further order it thinks fit.

9.13 The Company or any person claiming to be aggrieved by a Proposal may apply to a court of competent jurisdiction for an order permitting the Company to omit the Proposal from the management proxy circular, and such court, if it is satisfied that Sub-Regulation 9.9 applies, may make such order as it thinks fit.

10. DIRECTOR NOMINATION PROCEDURES

10.1 Subject only to the Act, applicable securities laws and the Memorandum of Association of the Company, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board of directors by a Shareholder may be made at any Annual Meeting, or at any Special Meeting if the election of directors is a matter specified in the notice of such meeting,

(a) by or at the direction of the board of directors, including pursuant to a notice of meeting and related management proxy circular of the Company;

(b) by or at the direction or request of one or more Shareholders pursuant to a proposal made in accordance with Regulation 9, or a requisition of a meeting by one or more Shareholders made in accordance with the Sub-Regulation 8.2; or

(c) by any person (a "Nominating Shareholder") who (i) at the close of business on the date of the giving of the notice provided for below in this Regulation 10 and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more Shares carrying the right to vote at such meeting or who beneficially owns Shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company, and (ii) complies with the notice procedures set forth below in this Regulation 10.

10.2 In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Company in accordance with this Regulation 10.

10.3 To be timely, a Nominating Shareholder's notice must be given:

(a) in the case of an Annual Meeting (including an Annual and Special Meeting), not less than 30 days prior to the date of such meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the meeting was made (the "Notice Date"), notice by the Nominating Shareholder shall be made not later than the close of business on the 10th day following the Notice Date; and

(b) in the case of a Special Meeting (which is not also an Annual Meeting) called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the Notice Date.

10.4 To be in proper written form, a Nominating Shareholder's notice must set forth:

(a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director, (i) the name, age, business address and residential address of the person; (ii) the principal occupation or employment of the person for the past five years; (iii) the class or series and number of shares and any related financial instruments which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (iv) full particulars regarding any contract, agreement, arrangement, understanding or relationship (collectively, "Arrangements"), including without limitation financial, compensation and indemnity related Arrangements, between the proposed nominee or any associate or Affiliate of the proposed nominee and (A) any Nominating Shareholder or any of its representatives or (B) any other person or company relating to the proposed nominee's nomination for election, or potential service, as a director of the Company; and (v) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to any applicable securities laws; and

(b) as to the Nominating Shareholder, (i) the number of securities of each class of voting securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by such person or any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities, as of the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (ii) full particulars regarding any proxy or Arrangement pursuant to which such Nominating Shareholder has a right to vote or to direct or to control the voting of any shares of the Company and (iii) any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to any applicable securities laws.

References to "Nominating Shareholder" in this Sub-Regulation 10.4 shall be deemed to refer to each Shareholder that nominates a person for election as a director in the case of a nomination proposal where more than one Shareholder is involved in making such nomination proposal.

10.5 The Company may require any proposed nominee to furnish such other information regarding the proposed nominee:

(a) as may reasonably be required by the Company to determine if such proposed nominee is eligible to serve as an independent director (as defined in applicable securities laws) of the Company;

(b) that would reasonably be expected to be material to a reasonable Shareholder's understanding of the independence and/or qualifications, or lack thereof, of such proposed nominee; or

(c) as is customarily disclosed by the Company its management proxy circular concerning nominees for election as directors of the Company.

Any material information furnished to the Company pursuant to this Regulation 10 will be disclosed to Shareholders in order to facilitate their decision-making process.

10.6 In addition, to be considered timely and in proper written form, a Nominating Shareholder's notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

10.7 The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

10.8 Notwithstanding any other provision of this Regulation 10, notice given to the Corporate Secretary of the Company pursuant to this Regulation 10 may only be given by personal delivery or e-mail (to info@auraminerals.com), and shall be deemed to have been given and made only at the time it is served by personal delivery or e-mail (at the address as aforesaid) to the Corporate Secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

10.9 Notwithstanding any provisions in this Regulation 10 to the contrary, in the event that the number of directors to be elected at a meeting is increased effective after the time period for which the Nominating Shareholder's notice would otherwise be due under this section, a notice with respect to nominees for the additional directorships required by this Regulation 10 shall be considered timely if it shall be given not later than the close of business on the 10th day following the day on which the first public announcement of such increase was made by the Company.

10.10 Notwithstanding the foregoing, the board of directors may, in its sole discretion, waive any requirement in this Regulation 10.

11. MEMBER DISSENT

11.1 In addition to the dissent rights provided under section 179 of the Act, a member is entitled to dissent (in the manner provided for in section 179 of the Act) and be paid fair value for the Shares held by that member if the Company purports to resolve to:

(a) amend its Memorandum or Articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of Shares of the Company of a class held by such member;

(b) amend its Memorandum or Articles to add, change or remove any restriction on the business or businesses that the Company may carry on or upon the powers that the Company may exercise;

(c) be continued under the laws of another jurisdiction;

(d) sell, lease or exchange all or substantially all of its property other than in the ordinary course of business of the Company; or

(e) carry out a Going-Private Transaction or a Squeeze-Out Transaction.

12. DIRECTORS

12.1 Directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

12.2 No person shall be appointed as a director of the Company unless he has consented in writing to be a director.

12.3 The minimum number of directors shall be 3 (at least 2 of whom are not officers or employees of the Company or its affiliates) and the maximum number shall be 7.

12.4 Each director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation, retirement or removal, provided that any such fixed term shall be for a period expiring not later than the close of the first Annual Meeting of Shareholders following the appointment. If no term is fixed on the appointment of a director, the director serves until the close of the first Annual Meeting following the director's appointment or until his earlier death, resignation or removal. Notwithstanding the foregoing, if directors are not elected at a meeting of Shareholders the incumbent directors continue in office until their successors are elected.

12.5 A director may be removed from office:

(a) with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least a majority of the votes of the Shares of the Company entitled to vote; or

(b) with cause, by Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

12.6 A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

12.7 The Company shall keep a register of directors containing:

(a) the names and addresses of the persons who are directors of the Company;

(b) the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c) the date on which each person named as a director ceased to be a director of the Company; and

(d) such other information as may be prescribed by the Act.

12.8 The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

12.9 The directors may, by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

12.10 A director is not required to hold a Share as a qualification to office.

13. POWERS OF DIRECTORS

13.1 The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

13.2 Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

13.3 If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

13.4 Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

13.5 The continuing directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to these Regulations as the necessary quorum of directors, the directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

13.6 The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

13.7 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

14. PROCEEDINGS OF DIRECTORS

14.1 Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

14.2 The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

14.3 A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

14.4 A director shall be given not less than 2 days' notice of meetings of directors, but a meeting of directors held without 2 days' notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

14.5 A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two.

14.6 If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

14.7 The directors may appoint a director as chairman of the board of directors. At meetings of directors at which the chairman of the board of directors is present, he shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

14.8 Questions arising at any meeting of directors are to be decided by a majority of votes, with each director having one vote, and, in the case of an equality of votes, the chairman of the meeting does not have a second or casting vote.

14.9 An action that may be taken by the directors or a committee of directors at a meeting may also be taken by Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

15. COMMITTEES

15.1 The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

15.2 The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

15.3 A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

15.4 The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

15.5 Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

16. OFFICERS AND AGENTS

16.1 The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. Any number of offices may be held by the same person.

16.2 The emoluments of all officers shall be fixed by Resolution of Directors.

16.3 The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

16.4 The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

16.5 An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a) the Proscribed Powers;

(b) to change the registered office or agent;

(c) to fix emoluments of directors; or

(d) to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

16.6 The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

16.7 The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on that person.

17. CONFLICT OF INTERESTS

17.1 A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

17.2 For the purposes of Sub-Regulation 17.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

17.3 A director of the Company who is interested in a transaction entered into or to be entered into by the Company,

(a) shall not vote on any resolution to approve the transaction unless the transaction (i) relates primarily to his or her remuneration as a director, officer, employee or agent of the Company or an affiliate; (ii) is for indemnity or insurance; or (iii) is with an affiliate;

(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

18. INDEMNIFICATION

18.1 Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative, investigative or other proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

18.2 The indemnity in Sub-Regulation 18.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal or administrative proceedings, the person had reasonable grounds to believe that their conduct was lawful.

18.3 The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

18.4 The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

18.5 Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 18.1.

18.6 Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 18.1 and upon such terms and conditions, if any, as the Company deems appropriate.

18.7 The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

18.8 If a person referred to in Sub-Regulation 18.1 has been successful in defence of any proceedings referred to in Sub-Regulation 18.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings provided such person fulfils the conditions set out in Sub-Regulation 18.2.

18.9 The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

19. CORPORATE RECORDS

19.1 The Company shall keep the following documents at the office of its registered agent:

(a) the Memorandum and the Articles;

(b) the register of members, or a copy of the register of members;

(c) the register of directors, or a copy of the register of directors; and

(d) copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

19.2 If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a) cause an updated copy of its register of members to be sent to its registered agent on a monthly basis; and

(b) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

19.3 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a) minutes of meetings and Resolutions of Shareholders and classes of Shareholders; and

(b) minutes of meetings and Resolutions of Directors and committees of directors.

19.4 Where any original records referred to in this Regulation 19 are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

19.5 The records kept by the Company under this Regulation 19 shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act, 2001 as from time to time amended or re-enacted.

20. SEAL

20.1 The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

21. DISTRIBUTIONS BY WAY OF DIVIDEND

21.1 The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

21.2 The directors may, not more than 60 days before the day on which a dividend is to be paid, fix a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. If no such record date is fixed, the record date for the determination of shareholders entitled to receive payment of a dividend shall be at the close of business on the day on which the directors pass the resolution relating thereto.

21.3 Dividends may be paid in money, the issuance of fully paid Shares, or other property.

21.4 Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 23 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

21.5 No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

22. ACCOUNTS AND AUDIT

22.1 The Company shall keep records and underlying documentation that are sufficient to show and explain the Company's transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

22.2 The records and underlying documentation of the Company shall be kept at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine and if the records and underlying documentation are kept in a location other than the office of the registered agent, the Company shall provide the registered agent with a written record of:

(a) the physical address of the place at which the records and underlying documentation are kept; and

(b) the name of the person who maintains and controls the Company's records and underlying documentation.

22.3 If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within 14 days of the change provide its registered agent with:

(a) the physical address of the new location at which the records and underlying documentation are kept; and

(a)  the name of the new person who maintains and controls the Company's records and underlying documentation.

22.4 The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

22.5 The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

22.6 The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders.

22.7 The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

22.8 The remuneration of the auditors of the Company:

(a) in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b) subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

22.9 The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b) all the information and explanations required by the auditors have been obtained.

22.10 The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

22.11 Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

22.12 The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company's profit and loss account and balance sheet are to be presented.

23. NOTICES

23.1 Any notice, information or written statement to be given by the Company to Shareholders:

(a) shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder's address as shown in the register of members or to such Shareholder's email address or fax number as notified by the Shareholder to the Company in writing from time to time; or

(b) for so long as the Shares are listed on the TSX, may be given as permitted by and in accordance with the TSX Listing Rules.

23.2 Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

23.3 Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

23.4 Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

24. VOLUNTARY LIQUIDATION

24.1 Subject to the Act, the Company may by Resolution of Shareholders appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

25. CONTINUATION

25.1 The Company may by Special Resolution of Shareholders continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of continuing the Company as a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on behalf of the Company's shareholders and directors on this 30th day of December 2016.

Incorporator

(Sgd) Andrew Saunders
……………………………….……
Andrew Saunders
Authorised Signatory
HARNEYS CORPORATE SERVICES LIMITED